Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica McShane
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.mcshane@progress.com

Progress 2019 Third Quarter Results Exceed Guidance

Raises Guidance for Operating Margin and Earnings per Share

Announces 6% Dividend Increase

BEDFORD, MA, September 26, 2019 (GlobeNewswire) — Progress (NASDAQ: PRGS), the leading provider of application development and digital experience technologies, today announced results for its fiscal third quarter ended August 31, 2019.

On a GAAP basis, revenue was $106.7 million during the quarter compared to $92.6 million in the same quarter last year, a year-over-year increase of 15% on an actual currency basis, and 17% on a constant currency basis. On a non-GAAP basis, revenue was $115.5 million during the quarter compared to $92.7 million in the same quarter last year, an increase of 25% on an actual currency basis and 26% on a constant currency basis.

On a GAAP basis, diluted earnings per share during the quarter was $0.30 compared to $0.32 in the same quarter last year, a decrease of 6%. On a non-GAAP basis, diluted earnings per share during the quarter was $0.75 compared to $0.55 in the same quarter last year, an increase of 36%.

“Our third quarter performance was very strong, sustaining the momentum we’ve seen in our business throughout the year,” said Yogesh Gupta, CEO at Progress. “We exceeded both our revenue and EPS guidance, with a better-than-expected contribution from Ipswitch, our recent acquisition. Our core business continues to perform well, and with our focus on accretive M&A going forward, I’m excited about our opportunity to create long-term value for our shareholders.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	August 31, 2019	August 31, 2018	% Change	August 31, 2019	August 31, 2018	% Change
Revenue	$106,716	$92,603	15%	$115,521	$92,696	25%
Income from operations	15,960	19,103	(16)%	45,835	32,767	40%
Operating margin	15%	21%	(29)%	40%	35%	14%
Net income	13,557	14,390	(6)%	33,849	24,855	36%
Diluted earnings per share	0.30	0.32	(6)%	0.75	0.55	36%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$26,766	$23,301	15%	$27,394	$21,272	29%
(1)The Company adopted the new accounting standard related to revenue recognition ("ASC 606") effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

Paul Jalbert, CFO, said: “I’m very pleased that we were able to raise our full year guidance for both operating margin and EPS, reflecting our ability to operate our business efficiently. Our integration efforts for Ipswitch remain on track, and we expect to have substantially all of the $15 million of cost synergies in place by the end of 2019, well ahead of schedule. We are focused on a strong Q4, and are confident we will achieve our financial goals for 2019.”

Other fiscal third quarter 2019 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $145.4 million at the end of the quarter;

•	DSO was 53 days compared to 43 days in the fiscal third quarter of 2018 and 42 days in the fiscal second quarter of 2019; and

•
On September 24, 2019, our Board of Directors declared a quarterly dividend of $0.165 per share of common stock that will be paid on December 16, 2019 to shareholders of record as of the close of business on December 2, 2019.

This represents an increase of 6% to the Company’s quarterly dividend.

2019 Business Outlook

Progress provides the following revised guidance for the fiscal year ending November 30, 2019 and the fiscal fourth quarter ending November 30, 2019:

(In millions, except percentages and per share amounts)	FY 2019 GAAP	FY 2019 Non-GAAP	Q4 2019 GAAP	Q4 2019 Non-GAAP
Revenue	$406 - $409	$425 - $428	$110 - $113	$116 - $119
Diluted earnings per share	$0.88 - $0.90	$2.63 - $2.65	$0.19 - $0.22	$0.73 - $0.75
Operating margin	15%	37%	*	*
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$125 - $129	$125 - $130	*	*
Effective tax rate	17%	19%	*	*
* We do not provide guidance for this financial measure.

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2019 business outlook compared to 2018 exchange rates is approximately $7.4 million on GAAP and non-GAAP revenue, and approximately $0.06 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q4 2019 business outlook compared to 2018 exchange rates on GAAP and non-GAAP revenue, and on GAAP and non-GAAP diluted earnings per share is approximately $1.3 million and $0.01, respectively. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal third quarter of 2019 at 5:00 p.m. ET on Thursday, September 26, 2019. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-458-4121, pass code 8707166. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, including our recent acquisition of Ipswitch, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2018. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying strategic business applications. We enable customers and partners to deliver modern, high-impact digital experiences with a fraction of the effort, time and cost. Progress offers powerful tools for easily building adaptive user experiences across any type of device or touchpoint, the flexibility of a cloud-native app dev platform to deliver modern apps, leading data connectivity technology, web content management, business rules, secure file transfer, network monitoring, plus award-winning machine learning that enables cognitive capabilities to be a part of any application. Over 1,700 independent software vendors, 100,000 enterprise customers, and two million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2019	August 31, 2018(1)	% Change	August 31, 2019	August 31, 2018(1)	% Change
Revenue:
Software licenses	$30,686	$22,852	34%	$83,216	$71,432	16%
Maintenance and services	76,030	69,751	9%	213,044	209,445	2%
Total revenue	106,716	92,603	15%	296,260	280,877	5%
Costs of revenue:
Cost of software licenses	1,204	1,077	12%	3,296	3,571	(8)%
Cost of maintenance and services	12,163	10,110	20%	32,182	29,445	9%
Amortization of acquired intangibles	7,458	5,509	35%	18,997	17,226	10%
Total costs of revenue	20,825	16,696	25%	54,475	50,242	8%
Gross profit	85,891	75,907	13%	241,785	230,635	5%
Operating expenses:
Sales and marketing	25,177	21,752	16%	72,332	64,838	12%
Product development	23,126	19,338	20%	64,704	59,405	9%
General and administrative	13,506	12,218	11%	38,445	35,670	8%
Amortization of acquired intangibles	7,068	3,319	113%	14,841	9,956	49%
Fees related to shareholder activist	—	—	*	—	1,472	*
Restructuring expenses	801	135	493%	3,993	2,382	68%
Acquisition-related expenses	253	42	502%	1,360	128	963%
Total operating expenses	69,931	56,804	23%	195,675	173,851	13%
Income from operations	15,960	19,103	(16)%	46,110	56,784	(19)%
Other expense, net	(3,718)	(1,961)	(90)%	(8,038)	(4,830)	(66)%
Income before income taxes	12,242	17,142	(29)%	38,072	51,954	(27)%
(Benefit) provision for income taxes(2)	(1,315)	2,752	(148)%	6,932	10,928	(37)%
Net income	$13,557	$14,390	(6)%	$31,140	$41,026	(24)%

Earnings per share:
Basic	$0.30	$0.32	(6)%	$0.70	$0.90	(22)%
Diluted	$0.30	$0.32	(6)%	$0.69	$0.88	(22)%
Weighted average shares outstanding:
Basic	44,716	45,130	(1)%	44,761	45,730	(2)%
Diluted	45,303	45,576	(1)%	45,292	46,380	(2)%

Cash dividends declared per common share	$0.155	$0.140	11%	$0.465	$0.420	11%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)In the third quarter of fiscal 2019, an out of period tax benefit of $3.6 million was recorded to adjust for overstated GAAP tax expenses of $1.1 million and $2.5 million in the first and second quarters of fiscal 2019, respectively.  This tax benefit does not affect our non-GAAP results.

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:

Cost of revenue	$317	$(96)	430%	$811	$419	94%
Sales and marketing	968	762	27%	3,205	2,127	51%
Product development	1,529	1,744	(12)%	5,393	5,774	(7)%
General and administrative	2,676	2,156	24%	8,002	6,396	25%
Total	$5,490	$4,566	20%	$17,411	$14,716	18%
*Not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	August 31, 2019	November 30, 2018(1)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$145,397	$139,513
Accounts receivable, net	63,617	59,715
Unbilled receivables	7,376	1,421
Other current assets	19,904	25,080
Assets held for sale	—	5,776
Total current assets	236,294	231,505
Property and equipment, net	31,573	30,714
Goodwill and intangible assets, net	568,979	373,911
Long-term unbilled receivables	9,987	1,811
Other assets	13,092	6,209
Total assets	$859,925	$644,150
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$62,524	$57,005
Current portion of long-term debt, net	8,836	5,819
Short-term deferred revenue	143,972	123,210
Total current liabilities	215,332	186,034
Long-term deferred revenue	16,554	12,730
Long-term debt, net	287,622	110,270
Other long-term liabilities	7,465	11,114
Shareholders’ equity:
Common stock and additional paid-in capital	289,488	267,053
Retained earnings	43,464	56,949
Total shareholders’ equity	332,952	324,002
Total liabilities and shareholders’ equity	$859,925	$644,150
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2019	August 31, 2018(1)	August 31, 2019	August 31, 2018(1)
Cash flows from operating activities:
Net income	$13,557	$14,390	$31,140	$41,026
Depreciation and amortization	16,822	11,014	40,160	33,647
Stock-based compensation	5,490	4,566	17,411	14,716
Other non-cash adjustments	743	(617)	(5,695)	(2,065)
Changes in operating assets and liabilities	(9,846)	(6,052)	8,867	9,701
Net cash flows from operating activities	26,766	23,301	91,883	97,025
Capital expenditures	(750)	(2,772)	(1,830)	(5,968)
Issuances of common stock, net of repurchases	2,044	(16,728)	(18,653)	(102,057)
Dividend payments to shareholders	(6,933)	(6,371)	(20,819)	(19,472)
Payments for acquisitions, net of cash acquired	—	—	(225,298)	—
Proceeds from the issuance of debt, net of payment of issuance costs	—	—	183,373	—
Proceeds from sale of property, plant and equipment, net	—	—	6,146	—
Payments of principal on long-term debt	(1,880)	(1,547)	(3,427)	(4,641)
Other	(2,403)	(2,202)	(5,491)	(10,615)
Net change in cash, cash equivalents and short-term investments	16,844	(6,319)	5,884	(45,728)
Cash, cash equivalents and short-term investments, beginning of period	128,553	144,200	139,513	183,609
Cash, cash equivalents and short-term investments, end of period	$145,397	$137,881	$145,397	$137,881
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RESULTS OF OPERATIONS BY SEGMENT
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	August 31, 2019	August 31, 2018(1)	% Change	August 31, 2019	August 31, 2018(1)	% Change
Segment revenue:
OpenEdge	$78,607	$68,519	15%	$211,679	$204,789	3%
Data Connectivity and Integration	8,754	4,563	92%	27,686	17,466	59%
Application Development and Deployment	19,355	19,521	(1)%	56,895	58,622	(3)%
Total revenue	106,716	92,603	15%	296,260	280,877	5%
Segment costs of revenue and operating expenses:
OpenEdge	22,711	16,419	38%	60,123	47,194	27%
Data Connectivity and Integration	1,943	1,520	28%	5,249	4,823	9%
Application Development and Deployment	6,093	7,071	(14)%	17,067	20,068	(15)%
Total costs of revenue and operating expenses	30,747	25,010	23%	82,439	72,085	14%
Segment contribution margin:
OpenEdge	55,896	52,100	7%	151,556	157,595	(4)%
Data Connectivity and Integration	6,811	3,043	124%	22,437	12,643	77%
Application Development and Deployment	13,262	12,450	7%	39,828	38,554	3%
Total contribution margin	75,969	67,593	12%	213,821	208,792	2%
Other unallocated expenses(2)	60,009	48,490	24%	167,711	152,008	10%
Income from operations	15,960	19,103	(16)%	46,110	56,784	(19)%
Other expense, net	(3,718)	(1,961)	(90)%	(8,038)	(4,830)	(66)%
Income before income taxes	$12,242	$17,142	(29)%	$38,072	$51,954	(27)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: certain product development and corporate sales and marketing expenses, customer support, administration, amortization of acquired intangibles, stock-based compensation, fees related to shareholder activist, restructuring, and acquisition-related expenses.

SUPPLEMENTAL INFORMATION
(Unaudited)

Revenue by Type

(In thousands)	Q3 2018(1)	Q4 2018(1)	Q1 2019	Q2 2019	Q3 2019
Software licenses	$22,852	$28,367	$22,802	$29,728	$30,686
Maintenance	62,170	61,759	59,999	62,528	67,611
Services	7,581	7,977	6,748	7,739	8,419
Total revenue	$92,603	$98,103	$89,549	$99,995	$106,716

Revenue by Region

(In thousands)	Q3 2018(1)	Q4 2018(1)	Q1 2019	Q2 2019	Q3 2019
North America	$49,756	$54,952	$46,498	$57,060	$61,816
EMEA	32,663	34,047	33,372	33,633	35,109
Latin America	4,600	4,260	4,461	4,108	3,862
Asia Pacific	5,584	4,844	5,218	5,194	5,929
Total revenue	$92,603	$98,103	$89,549	$99,995	$106,716

Revenue by Segment

(In thousands)	Q3 2018(1)	Q4 2018(1)	Q1 2019	Q2 2019	Q3 2019
OpenEdge	$68,519	$73,016	$65,252	$67,820	$78,607
Data Connectivity and Integration	4,563	5,663	6,000	12,932	8,754
Application Development and Deployment	19,521	19,424	18,297	19,243	19,355
Total revenue	$92,603	$98,103	$89,549	$99,995	$106,716
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - THIRD QUARTER
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	August 31, 2019		August 31, 2018(1)		Non-GAAP
Adjusted revenue:
GAAP revenue	$106,716		$92,603
Acquisition-related revenue(2)	8,805		93
Non-GAAP revenue	$115,521	100%	$92,696	100%	25%

Adjusted income from operations:
GAAP income from operations	$15,960	15%	$19,103	21%
Amortization of acquired intangibles	14,526	13%	8,828	9%
Restructuring expenses and other	801	1%	135	—%
Stock-based compensation	5,490	4%	4,566	5%
Acquisition-related revenue(2) and expenses	9,058	7%	135	—%
Non-GAAP income from operations	$45,835	40%	$32,767	35%	40%

Adjusted net income:
GAAP net income	$13,557	13%	$14,390	16%
Amortization of acquired intangibles	14,526	13%	8,828	9%
Restructuring expenses and other	801	1%	135	—%
Stock-based compensation	5,490	4%	4,566	5%
Acquisition-related revenue(2) and expenses	9,058	7%	135	—%
Provision for income taxes	(9,583)	(9)%	(3,199)	(3)%
Non-GAAP net income	$33,849	29%	$24,855	27%	36%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.30		$0.32
Amortization of acquired intangibles	0.32		0.20
Restructuring expenses and other	0.02		—
Stock-based compensation	0.12		0.10
Acquisition-related revenue(2) and expenses	0.20		—
Provision for income taxes	(0.21)		(0.07)
Non-GAAP diluted earnings per share	$0.75		$0.55		36%

Non-GAAP weighted avg shares outstanding - diluted	45,303		45,576		(1)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YEAR TO DATE
(Unaudited)

	Nine Months Ended				% Change
(In thousands, except per share data)	August 31, 2019		August 31, 2018(1)		Non-GAAP
Adjusted revenue:
GAAP revenue	$296,260		$280,877
Acquisition-related revenue(2)	12,285		312
Non-GAAP revenue	$308,545	100%	$281,189	100%	10%

Adjusted income from operations:
GAAP income from operations	$46,110	16%	$56,784	20%
Amortization of acquired intangibles	33,838	11%	27,182	10%
Fees related to shareholder activist	—	—%	1,472	1%
Restructuring expenses and other	3,969	1%	2,382	1%
Stock-based compensation	17,411	5%	14,716	5%
Acquisition-related revenue(2) and expenses	13,645	4%	440	—%
Non-GAAP income from operations	$114,973	37%	$102,976	37%	12%

Adjusted net income:
GAAP net income	$31,140	11%	$41,026	15%
Amortization of acquired intangibles	33,838	11%	27,182	10%
Fees related to shareholder activist	—	—%	1,472	1%
Restructuring expenses and other	3,969	1%	2,382	1%
Stock-based compensation	17,411	5%	14,716	5%
Acquisition-related revenue(2) and expenses	13,645	4%	440	—%
Provision for income taxes	(13,978)	(4)%	(10,479)	(5)%
Non-GAAP net income	$86,025	28%	$76,739	27%	12%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.69		$0.88
Amortization of acquired intangibles	0.75		0.59
Fees related to shareholder activist	—		0.03
Restructuring expenses and other	0.09		0.05
Stock-based compensation	0.38		0.32
Acquisition-related revenue(2) and expenses	0.30		0.01
Provision for income taxes	(0.31)		(0.23)
Non-GAAP diluted earnings per share	$1.90		$1.65		15%

Non-GAAP weighted avg shares outstanding - diluted	45,292		46,380		(2)%

(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

OTHER NON-GAAP FINANCIAL MEASURES - THIRD QUARTER
(Unaudited)

Revenue by Type

(In thousands)	Q3 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
Software licenses	$30,686	$89	$30,775
Maintenance	67,611	8,472	76,083
Services	8,419	244	8,663
Total revenue	$106,716	$8,805	$115,521

Revenue by Region

(In thousands)	Q3 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
North America	$61,816	$4,946	$66,762
EMEA	35,109	1,526	36,635
Latin America	3,862	1,765	5,627
Asia Pacific	5,929	568	6,497
Total revenue	$106,716	$8,805	$115,521

Revenue by Segment

(In thousands)	Q3 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
OpenEdge	$78,607	$8,805	$87,412
Data Connectivity and Integration	8,754	—	8,754
Application Development and Deployment	19,355	—	19,355
Total revenue	$106,716	$8,805	$115,521

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019.

Adjusted Free Cash Flow

(In thousands)	Q3 2019	Q3 2018	% Change
Cash flows from operations	$26,766	$23,301	15%
Purchases of property and equipment	(750)	(2,772)	(73)%
Free cash flow	26,016	20,529	27%
Add back: restructuring payments	1,378	743	85%
Adjusted free cash flow	$27,394	$21,272	29%

OTHER NON-GAAP FINANCIAL MEASURES - YEAR TO DATE
(Unaudited)

Revenue by Type

(In thousands)	YTD 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
Software licenses	$83,216	$122	$83,338
Maintenance	190,138	11,595	201,733
Services	22,906	568	23,474
Total revenue	$296,260	$12,285	$308,545

Revenue by Region

(In thousands)	YTD 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
North America	$165,374	$7,566	$172,940
EMEA	102,114	2,105	104,219
Latin America	12,431	1,826	14,257
Asia Pacific	16,341	788	17,129
Total revenue	$296,260	$12,285	$308,545

Revenue by Segment

(In thousands)	YTD 2019	Non-GAAP Adjustment(1)	Non-GAAP Revenue
OpenEdge	$211,679	$12,285	$223,964
Data Connectivity and Integration	27,686	—	27,686
Application Development and Deployment	56,895	—	56,895
Total revenue	$296,260	$12,285	$308,545

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019.

Adjusted Free Cash Flow

(In thousands)	YTD 2019	YTD Q3 2018	% Change
Cash flows from operations	$91,883	$97,025	(5)%
Purchases of property and equipment	(1,830)	(5,968)	(69)%
Free cash flow	90,053	91,057	(1)%
Add back: restructuring payments	2,135	5,924	(64)%
Adjusted free cash flow	$92,188	$96,981	(5)%

Non-GAAP Bookings from Application Development and Deployment Segment
(Unaudited)

(In thousands)	Q1 2018(1)	Q2 2018(1)	Q3 2018(1)	Q4 2018(1)	FY 2018(1)	Q1 2019	Q2 2019	Q3 2019
GAAP revenue	$19,255	$19,846	$19,521	$19,424	$78,046	$18,297	$19,243	$19,355
Add: change in deferred revenue
Beginning balance, as adjusted	42,128	42,041	41,593	42,789	42,128	45,291	43,817	44,704
Ending balance, as adjusted	42,041	41,593	42,789	45,291	45,291	43,817	44,704	44,737
Change in deferred revenue	(87)	(448)	1,196	2,502	3,163	(1,474)	887	33
Non-GAAP bookings	$19,168	$19,398	$20,717	$21,926	$81,209	$16,823	$20,130	$19,388
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2019 GUIDANCE
(Unaudited)

Fiscal Year 2019 Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2018(1)	November 30, 2019
(In millions)		Low	% Change	High	% Change
GAAP revenue	$379.0	$406.4	7%	$409.4	8%
Acquisition-related adjustments - revenue(2)	0.4	18.6	*	18.6	*
Non-GAAP revenue	$379.4	$425.0	12%	$428.0	13%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

*Not meaningful

Fiscal Year 2019 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2019
(In millions)	Low	High
GAAP income from operations	$60.4	$59.5
GAAP operating margins	15%	15%
Acquisition-related revenue	18.6	18.6
Acquisition-related expense	1.5	1.5
Restructuring expense	6.0	8.0
Stock-based compensation	23.9	23.9
Amortization of acquired intangibles	48.1	48.1
Total adjustments	98.1	100.1
Non-GAAP income from operations	$158.5	$159.6
Non-GAAP operating margin	37%	37%

Fiscal Year 2019 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2019
(In millions, except per share data)	Low	High
GAAP net income	$40.8	$40.0
Adjustments (from previous table)	98.1	100.1
Income tax adjustment(3)	(19.6)	(20.0)
Non-GAAP net income	$119.3	$120.1

GAAP diluted earnings per share	$0.90	$0.88
Non-GAAP diluted earnings per share	$2.63	$2.65

Diluted weighted average shares outstanding	45.4	45.4

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 19% for Low and High, calculated as follows:
Non-GAAP income from operations	$158.5	$159.6
Other (expense) income	(11.3)	(11.3)
Non-GAAP income from continuing operations before income taxes	147.2	148.3
Non-GAAP net income	119.3	120.1
Tax provision	$27.9	$28.2
Non-GAAP tax rate	19%	19%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2019 GUIDANCE
(Unaudited)

Fiscal Year 2019 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2019
(In millions)	Low	High
Cash flows from operations (GAAP)	$125	$129
Purchases of property and equipment	(4)	(4)
Add back: restructuring payments	4	5
Adjusted free cash flow (non-GAAP)	$125	$130

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2019 GUIDANCE
(Unaudited)

Q4 2019 Revenue Guidance
	Three Months Ended	Three Months Ending
	November 30, 2018(1)	November 30, 2019
(In millions)		Low	% Change	High	% Change
GAAP revenue	$98.1	$109.6	12%	$112.6	15%
Acquisition-related adjustments - revenue(2)	0.2	6.4	*	6.4	*
Non-GAAP revenue	$98.3	$116.0	18%	$119.0	21%
(1)The Company adopted ASC 606 effective December 1, 2018, using the full retrospective method. Prior period results have been adjusted to reflect the adoption of this standard.
(2)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Progress' OpenEdge business segment for Ipswitch in fiscal year 2019 and to Progress' OpenEdge business segment for Kinvey and Application Development and Deployment business segment for Telerik in fiscal year 2018.

*Not meaningful

Q4 2019 Non-GAAP Earnings per Share Guidance
	Three Months Ending November 30, 2019
	Low	High
GAAP diluted earnings per share	$0.22	$0.19
Acquisition-related revenue	0.14	0.14
Restructuring expense	0.04	0.09
Stock-based compensation	0.14	0.14
Amortization of acquired intangibles	0.31	0.31
Total adjustments	0.63	0.68
Income tax adjustment	(0.12)	(0.12)
Non-GAAP diluted earnings per share	$0.73	$0.75